EXHIBIT 99.1

Akorn Receives Approval for Mycophenolate Mofetil for Injection, USP

LAKE FOREST, Ill., Feb. 28, 2017 (GLOBE NEWSWIRE) -- Akorn, Inc. (Nasdaq:AKRX), a leading specialty pharmaceutical company, today announced that it has received approval from the U.S. Food and Drug Administration (FDA) for its Abbreviated New Drug Application (ANDA) for Mycophenolate Mofetil for Injection, USP, 500 mg/vial.  This approval is the first new product approval received out of Akorn’s Decatur, Illinois manufacturing facility since the FDA re-inspection in December 2016.

According to IMS Health, sales of Mycophenolate Mofetil for Injection were approximately $43 million for the twelve months ended December 31, 2016.

About Akorn
Akorn, Inc. is a specialty generic pharmaceutical company engaged in the development, manufacture and marketing of multisource and branded pharmaceuticals. Akorn has manufacturing facilities located in Decatur, Illinois; Somerset, New Jersey; Amityville, New York; Hettlingen, Switzerland and Paonta Sahib, India that manufacture ophthalmic, injectable and specialty sterile and non-sterile pharmaceuticals. Additional information is available on Akorn’s website at www.akorn.com.

Investors/Media:
Stephanie Carrington
ICR, Inc.
(646) 277-1282
Stephanie.carrington@icrinc.com